                                                                     Exhibit 11

                          WYNN'S INTERNATIONAL, INC.
             COMPUTATION OF NET INCOME PER COMMON SHARE - PRIMARY
               (Dollars in Thousands, Except Per Share Amounts)

                                                        Three Months Ended
                                                           September 30
                                                     -------------------------
                                                        1997           1996
                                                     ----------     ----------
Income from continuing operations                    $    6,416     $    5,419
Discontinued operations:
  Income from operations                                    -              -
  Income on disposal                                        -              180
                                                     ----------     ----------
Total net income                                     $    6,416     $    5,599
                                                     ==========     ==========

Weighted average number of shares issued             12,822,248     13,633,394
Net shares assumed issued using the treasury stock
  method for stock options outstanding during each
  period based on average market price                  520,233        580,324
Net shares assumed issued for performance shares
  pending issuance based on satisfaction of
  vesting requirements                                    5,958            -
                                                     ----------     ----------
Common and common equivalent shares                  13,348,439     14,213,718
                                                     ==========     ==========

Income per common share:
  Continuing operations                                    $.48           $.38
  Discontinued operations:
     Income from operations                                 -              -
     Income on disposal                                     -              .01
                                                     ----------     ----------
  Total                                                    $.48           $.39
                                                     ==========     ==========


                                                         Nine Months Ended
                                                           September 30
                                                     -------------------------
                                                        1997           1996
                                                     ----------     ----------
Income from continuing operations                    $   19,217     $   15,670
Discontinued operations:
  Income from operations                                    -               71
  Income (loss) on disposal                                 319         (1,360)
                                                     ----------     ----------
Total net income                                     $   19,536     $   14,381
                                                     ==========     ==========

Weighted average number of shares issued             13,191,138     13,635,435
Net shares assumed issued using the treasury stock
  method for stock options outstanding during each
  period based on average market price                  570,418        588,522
Net shares assumed issued for performance shares
  pending issuance based on satisfaction of
  vesting requirements                                    5,070            -
                                                     ----------     ----------
Common and common equivalent shares                  13,766,626     14,223,957
                                                     ==========     ==========

Income per common share:
  Continuing operations                                   $1.40          $1.10
  Discontinued operations:
     Income from operations                                 -              .01
     Income (loss) on disposal                              .02           (.10)
                                                     ----------     ----------
  Total                                                   $1.42          $1.01
                                                     ==========     ==========

                                                                  Exhibit 11

                          WYNN'S INTERNATIONAL, INC.
     COMPUTATION OF NET INCOME PER COMMON SHARE - ASSUMING FULL DILUTION
               (Dollars in Thousands, Except Per Share Amounts)

                                                         Three Months Ended
                                                            September 30
                                                     -------------------------
                                                        1997           1996
                                                     ----------     ----------
Income from continuing operations                    $    6,416     $    5,419
Discontinued operations:
  Income from operations                                    -              -
  Income on disposal                                        -              180
                                                     ----------     ----------
Total net income                                     $    6,416     $    5,599
                                                     ==========     ==========

Weighted average number of shares issued             12,822,248     13,633,394
Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average or
  ending market price, whichever is higher              540,570        602,565
Net shares assumed issued for performance shares
  pending issuance based on satisfaction of
  vesting requirements                                    5,958            -
                                                     ----------     ----------
Fully diluted shares                                 13,368,776     14,235,959
                                                     ==========     ==========

Income per common share:
  Continuing operations                                    $.48           $.38
  Discontinued operations:
     Income from operations                                 -              -
     Income on disposal                                     -              .01
                                                     ----------     ----------
  Total                                                    $.48           $.39
                                                     ==========     ==========

                                                         Nine Months Ended
                                                           September 30
                                                     -------------------------
                                                        1997           1996
                                                     ----------     ----------
Income from continuing operations                    $   19,217     $   15,670
Discontinued operations:
  Income from operations                                    -               71
  Income (loss) on disposal                                 319         (1,360)
                                                     ----------     ----------
Total net income                                     $   19,536     $   14,381
                                                     ==========     ==========

Weighted average number of shares issued             13,191,138     13,635,435
Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average or
  ending market price, whichever is higher              636,654        639,945
Net shares assumed issued for performance shares
  pending issuance based on satisfaction of
  vesting requirements                                    5,070            -
                                                     ----------     ----------
Fully diluted shares                                 13,832,862     14,275,380
                                                     ==========     ==========

Income per common share:
  Continuing operations                                   $1.39          $1.10
  Discontinued operations:
     Income from operations                                 -              .01
     Income (loss) on disposal                              .02           (.10)
                                                     ----------     ----------
  Total                                                   $1.41          $1.01
                                                     ==========     ==========

                                      2